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                                                                    Exhibit 23.1



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) of Net2Phone, Inc. ("Net2Phone") for the registration of 5,370,218 shares of its common stock pertaining to its 1999 Amended and Restated Stock Option and Incentive Plan, of our report dated May 18, 2001, with respect to the consolidated financial statements of Aplio .S.A. and subsidiaries, included in Amendment No. 3 to Net2Phone Inc.'s Current Report on Form 8-K/A filed on July 13, 2001 with the Securities and Exchange Commission.



                                              ERNST & YOUNG
                                              Paris, France



                                              /s/ Olivier Breillot


Paris, France
July 13, 2001